Exhibit 10.12
[hw:] 6 [illegible]
D8868 Province of Antwerp / Genzyme
Number of Enclosures: None

Lease Establishment	Rep: [hw:] 924
IN THE YEAR TWO THOUSAND TEN
On the twenty-first of October

[hw:] 1 copy	APPEARED
Before me, Katrien EERENS, Associated Notary Public based in Geel:
     1. The PROVINCE OF ANTWERP, with offices at 2018 Antwerp, Koningin Elisabethlei 22, with business number VAT BE 0207.725.597, Legal Entity Register of Antwerp,
     represented herein by:
- Mr. HELSEN Koenraad Alfons Gaby Frans, Member of the Provincial Executive, born in Deurne (Antwerp) on June 7, 1961, residing at 2950 Kapellen, Zilverlindendreef 2, bus 1 (ID card number 590-7216991-23 — national ID number 61.06.07.057-86); and
- Ms. JEUNINCKX Huguette Yolande Marina, public servant at the Antwerp Provincial Executive, born in Antwerp on August 17, 1962, residing at 2018 Antwerp, Justitiestraat 27, bus 17 (ID card number 590-3346509-35 — national ID number 62.08.17.444-16);
     acting pursuant to the power of attorney granted by the Provincial Executive in its meeting of September 2, 2010 and acting in fulfillment of a resolution made by the Provincial Council of September 23, 2010. A certified true copy of both the Provincial Executive’s power of attorney and of the resolution made by the Provincial Council is attached to a deed of “lease transfer/building sale” executed before the undersigned Notary Public, and Notary Public Philippe Colson in Geel, on the aforementioned date.
     Hereinafter referred to as “the Lessor”,
     2. The private company with limited liability GENZYME FLANDERS, having its registered office at 2440 Geel, Cipalstraat 8, with business number VAT BE 0475.955.046, Legal Entity Register of Turnhout, established as a corporation pursuant to the deed executed before Notary Public Luc Talloen in Louvain on October 30, 2001, published in the appendix to the Belgian Bulletin of Acts, Orders and Decrees dated November 17, with sequential number 20011117-29, whose articles of incorporation were amended several times and whose legal form was changed into a private company with limited liability pursuant to the extraordinary general meeting for which the minutes were drawn up by Notary Public Vincent Vroninks in Elsene on December 21, 2005, published in the appendix to the Belgian Bulletin of Acts, Orders and Decrees dated February 28, 2006 under number 06041895, whose articles of incorporation were finally amended pursuant to the extraordinary general meeting for which the minutes were drawn up by Notary Public Vincent Vroninks in Elsene on January 14, 2010 published in the appendix to the Belgian Bulletin of Acts, Orders and Decrees dated January 25, 2010 under number 10013708,
     Represented herein pursuant to Article 14 of its articles of incorporation by the business manager referred to below, acting alone:
     Mr. HOUWEN Petrus Cornelis Gerardus, born in Nijmegen on April 16, 1967, national ID number 67.04.16-479.88, residing at 1981 Hofstade, Tervuursesteenweg 142, appointed to the position of Business Manager for an unlimited time, pursuant to the general meeting held on June 19, 2009, published in the appendix to the Belgian Bulletin of Acts, Orders and Decrees dated September 28 under number 09136248, with the authority to act individually pursuant to a resolution of the extraordinary general meeting of June 25, 2010, published in the appendix to the Belgian Bulletin of Acts, Orders and Decrees dated July 27, 2010 under number 10112185.
     [stamp in margin:] Belgian Office of Notaries Public
     [handwriting in margin:] first page [initials]

     Hereinafter referred to as “the Lessee”.
     The aforementioned parties requested the executing notary to draw up the deed pertaining to the lease agreement they concluded as follows:
     Regarding THE PROPERTY REFERRED TO BELOW
Description of real property
City of GEEL
     A parcel of land located at Cipalstraat, currently registered at the land registry as District K, number 48/N/portion, with a measured area of twenty-seven ares, two centiares (27a 02ca).
     As the property is shown under “Lot 2” on a survey plan dated July 1, 2010, drafted by Mr. Guido Van Roy, having his registered office at 2370 Arendonk, Heirbaan 40, sworn surveyor-expert before the Turnhout Court of First Instance, which plan remained attached to a deed of “lease transfer/building sale” executed before the undersigned Notary Public, and Notary Public Philippe Colson in Geel, on the above-mentioned date.
     Property origin
     The Province of Antwerp, represented as referred to above, confirms to be the owner of the previously described real property—as part of a larger area—to keep it as its property, acquired
- at the time from the Commissie van Openbare Onderstand [Welfare Commission] in Geel, pursuant to a purchase instrument executed before the governor of the Province of Antwerp, Mr. Richard Declerck, on March 19, 1957, transferred at the only mortgage office at the time in Turnhout on March 20 and recorded in Book 4301, number 50,
- from Mr. LORNOY Gregorius pursuant to an exchange instrument executed before the governor of the Province of Antwerp, Mr. Richard Declerck, on November 30, 1966, transferred at the second mortgage office in Turnhout on December 28 and recorded in Book 87, number 30,
- pursuant to the minutes of the public auction (final allocation) drafted by Notaries Verbist and Moortgat in Geel on August 28, 1963, and copied,
- pursuant to expropriation in accordance with the judgment of the Justice of the Peace in Mol on May 11, 1967.
LEASE ESTABLISHMENT
     Article 1: Lease establishment.
     With this document the Lessor grants to the Lessee a lease, accepted by the latter, in accordance with the provisions of the Law of January 10, 1824 pertaining to the real property described above.
     Article 2: Condition of a property — Easements.
     The property is made available to the Lessee on an “as-is” basis, with all its visible and invisible defects, with all joint properties and easements, which could be related to the property. The Lessor confirms it knows the property and does not require any additional description.
     The Lessor, represented as referred to above, declares it is not aware of any easements, with the exception of the easement included in the aforementioned deed dated March 19, 1957:
     “In this respect it is explicitly stipulated that the lots sold have right of road system along the existing easement road referred to in yellow on the aforementioned plan”.
     The Lessee is subrogated to the rights and obligations referred to in the above-mentioned provisions, as far as applicable and related to the property, and the current clause cannot grant any rights to third parties in addition to the rights resulting from regular and expired titles or from the law.

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     Article 3: Destination of the Property.
     The Lessor makes available the land to be used for the establishment of a company specialized in technology or a company providing support or services to said firm.
     The Lessee is not allowed to modify this destination without prior, explicit, written authorization from the Lessor, under penalty of termination by operation of law of this lease agreement and the transfer by operation of law to the Lessor of the title to the buildings erected.
     Article 4: Duration of the Lease.
     The lease is granted for an indivisible period starting today and ending on June 24, 2097.
     Article 5: Lease Compensation.
     The lease related to the above-mentioned property is granted and accepted subject to an annual rent of one Euro twenty-four cents (€1.24) per square meter, indexed based on the October 2002 consumer price index (1996 basis) (111.09) and with as new index the September 2010 consumer price index (1996 basis) (131.31).
     The total amount is calculated using the area as indicated on the plan attached to the current deed and the rates established by the Antwerp Provincial Executive during its meeting of September 23, 2010.
     The base rent is therefore three thousand nine hundred sixty Euros and thirty-two cents (€3,960.32).
     Said rent is adjusted annually on the expiry date based on the consumer price index, where the new rent is obtained by multiplying the base rent with a fraction where the denominator is made up of the index of the month prior to the coming into effect of this contract (i.e. the month of October 2002), and the numerator is made up of the index of the month prior to the adjustment.
     The rent is due within two months after the annual expiry date. In the absence of payment within the period established, arrears of interest based on the annual legal interest rate will be payable by operation of law and without prior notice of default, calculated per month of delay and where each month started is counted as a complete month.
     Article 6: Transfer of the Lease.
     Without prior, written authorization from the Lessor, the Lessee is not allowed to transfer its lease in whole or in part, for value or for no consideration. It is also not permitted to lease out the real property acquired on a lease or to encumber said property with an easement or any other right in favor of a third party without obtaining the aforementioned authorization, subject to the provisions in Article 7 and 8 of this agreement.
     Article 7: Building rights.
     The Lessor hereby grants to the Lessee the right to grant building rights regarding the leased grounds, however only subject to including the following conditions in the building rights establishment deed:
- the superficiary is not allowed to mortgage the building rights or the constructions erected based on this right;
- the superficiary undertakes to respect the destination, referred to in Article 3 of this lease agreement;
- the term for which the building rights are granted must not exceed the end date of this lease agreement; in any event, the building rights end by operation of law when this lease agreement ends by the lapse of the term,
     [stamp in margin:] Belgian Office of Notaries Public
[handwriting in margin:] [initials]

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except when a new lease agreement is concluded at that time with the Province;
- the title to the constructions erected pursuant to the building rights is vested in the superficiary, in this case the Lessee, at the expiry of the building rights;
- while the building rights are in effect, the superficiary is not allowed to sell the constructions erected pursuant to these building rights without prior written authorization by the Lessor under this document.
     Article 8: Mortgage.
     The Lessor is only allowed to mortgage its lease provided that:
1. the mortgage serves as a security for an investment credit, that the credit does not exceed eighty percent (80%) of the amount of the initial investment value and the term of said credit never exceeds the term of said lease agreement;
2. in the mortgage establishment instrument, a clause is included where the mortgagee commits towards the Lessor:
          a. to impose on the buyer the obligations agreed upon in this lease agreement when realizing a mortgage;
          b. to first ask the Lessor whether it agrees with the buyer’s identity and activity, on the understanding that it can only refuse for a valid reason. The parties agree that non-conformity of the planned activity of the new Lessee with the urban development prescriptions for the area in question will be a valid reason for a refusal by the Lessor;
          c. to find an acquiring party of the lease within two years after the realization of the mortgage, in the absence whereof the lease is terminated by operation of law.
     Article 9: Constructions to be erected.
     The Lessee has the right to erect buildings and to plant on the grounds, on its own initiative and conserving the exclusive title to the buildings until the end of the lease contract.
     If at the end of the contract the Lessee did not find an acquiring party for the buildings erected by or transferred to it or if the existing lease is not extended, the Lessor may choose to either take over the buildings without any obligation to pay compensation to the Lessee for their value or to request that the buildings be demolished at the expense and for the account of the Lessee.
     Article 10: Maintenance and repairs.
     The Lessee must maintain the real property described above and perform all repairs required, if necessary. The Lessor is not held to any repairs.
     Article 11: Termination by operation of law.
     In the event of the Lessee’s dissolution, bankruptcy or liquidation, the lease established by means of the current contract terminates by operation of law. However, the lease remains in effect in favor of the mortgagee and the superficiary if the lease is subject to a mortgage or if building rights were established to the property subject to a lease.
     Article 12: Costs.
     All costs, charges and fees pertaining to this agreement are borne by the Lessee.

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     All taxes of any kind levied or to be levied on the leased property and the buildings to be erected are to be borne entirely by the Lessee.
     Article 13: Urban Development Regulations.
     1.) The Lessor declares that the property, referred to in the current agreement, is not subject to expropriation proceedings or to a measure taken in the context of the legislation pertaining to the protection of monuments and sites.
     2.) Should the property be subject to complete or partial expropriation, alignment instructions regarding front and back extensions, urban development requirements or any government decisions or regulations, the lessee must abide by all their provisions, without having any recourse against the Lessor for loss of ground, refusal of a building permit or any other reason.
     3.) The Lessor states that it is not aware of any violations of the laws and regulations pertaining to Urban Development, to which the above-mentioned real property could be subject. The Lessor confirms that it obtained all legally required licenses for all construction work performed during the period it was the owner. In addition, it declares in good faith that it is not aware of any illegal constructions dating back to the period before it was the owner.
     4.) In application of Article 5.2.1. of the Flemish Code regarding Environmental Planning, as evidenced by the urban development certificate of the property described above issued by the City of Geel on May 31, 2010 (and on October 19, 2010), of which the Lessee confirms having received a copy prior to the date of this document, the executing notary and the Lessor state:
     1o That no urban development permits have been issued for the real property;
     2o That the most recent urban development destination of the property is as follows:
*in accordance with BPA Technologiezone [Technology area Special Planning Scheme] approved on March 1, 2002: a buffer area, area for public use aimed at high tech activities, area for high tech activities, public area,
*in accordance with the Herentals-Mol regional plan: areas for community facilities and public use,
     3o That, as evidenced by the mortgage certificate and the Lessor’s statement, no summons was issued regarding the property in accordance with Art. 6.1.1. or 6.1.41 to 6.1.43 of the Flemish Code regarding Environmental Planning;
     4o That the property described above is not subject to a right of first refusal, as prescribed by Article 2.4.1. of the Flemish Code regarding Environmental Planning;
     5o That no allotment permit is applicable to the real property;
     6o That no as-built certificate has already been delivered/issued, a requirement under Article 4.2.12, par. 2, 2nd section of the Flemish Code regarding Environmental Planning.
     The aforementioned urban planning certificate dated May 31, 2010 includes the following information:
     “lot information: land registry department: GEEL 3rd division — Section K — Lot number: 48N — Land registry type: road.
I. PLANS:
- Special Planning Scheme (BPA): plan name: Technologiezone, approval date March 1, 2002:
Destination 1: buffer area;
Destination 2: for public use aimed at high tech activities;
[handwriting in margin:] third page [initials]

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Destination 3: for high tech activities;
Destination 4: public area;
-Herentals-Mol regional plan (regulations of an RUP, BPA or allotment take precedence over the regional plan): approved on July 28, 1978: Destination: areas for community facilities and public use;
II. PERMIT OVERVIEW:
Building permits: no data found;
Building violations: no data found;
Allotment: no data found;
Allotment changes: no data found;
Urban development certificates: no data found;
Buildings and constructions: no data found.
III. ENVIRONMENT
-To the best of our knowledge, a non-expired environmental permit (or ARAB operating permit, or permit for water disposal, waste treatment or ground water catchment) applies to the real property: No,
-To the best of our knowledge, an activity was performed and/or an establishment was located on the real property, included in Appendix I to VLAREBO: No,
-The municipality has a certificate from the OVAM register for contaminated soil regarding the real property: No.
.....
V. PROTECTION OF IMMOVABLE HERITAGE PROPERTY:
To the best of our knowledge, the real property is included in a list of protected archeological monuments and/or sites: yes, archeological area F (area of interest).
F means that it is an archeological area of interest and in case of disrupting the soil, archeological advice must always be obtained in the first planning phase.
     5.) The executing notary public draws the appearing parties’ attention to Art. 4.2.1. of the Flemish Code regarding Environmental Planning (regarding actions requiring a permit), as well as to Art. 6.1.1., first section of the aforementioned Code (penal provisions in the event of non-compliance with the obligation to provide information). In accordance with Art. 6.3.1. of the aforementioned code, the acquiring party/buyer states that it renounces the requirement of declaration of nullity based on a violation of the obligation to provide information, as the possible absence of the obligation to provide information with ads and with the current agreement (Art. 5.2.5. of the Code) was rectified by this officially certified deed.
     Art. 14: Soil decontamination.
     1. The Lessor declares that the lot referred to in the current deed does not contain any risks, to the best of its knowledge. This means that no risk facilities have been or are located on this lot, such as plants, workshops, warehouses, machines, installations, equipment and activities, which might include an increased risk for soil contamination and included in the list of the Flemish Government drawn up in accordance with Art. 6 of the Soil Decree.
     [redacted]
     3. The Lessor declares that before signing the agreement the Lessee was informed of the content of the soil certificate issued by Ovam on October 14, 2010 in accordance with Art. 101, first paragraph of the aforementioned decree. The soil certificate stipulates:
“2 Content of the Soil Certificate

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For this lot, OVAM does not have relevant information pertaining to soil quality.
This soil certificate replaces all previous certificates.
Notes:
1 Risk land can only be transferred if an orienting study has been submitted to OVAM in advance with reference to the transfer.
2 Additional information regarding transfer regulations can be found at: www.overdracht.ovam.be.
3 If soil must be dug up, removed or received, earth moving regulations must be observed. More information: www.ovam.be/grondverzet.”
     4. With respect to the above-mentioned real property, the Lessor states that it is not aware of any soil contamination, which could cause damage to the Lessee or to third parties, or which could result in a soil decontamination obligation or risk management, in use or destination restrictions or in other measures, which may be imposed by the government.
     5. Based on statements made by the appearing parties and on the above-mentioned information, the executing notary public confirms that the provisions of the soil decree regarding the land transfer were observed.
     6. Provided the previous statement was made in good faith by the Lessor, the Lessee will assume the risks of any soil contamination and damage as well as any possible ensuing costs, and states that the Lessor will not be held responsible for any indemnity in this respect.
     Article 15: Breaches committed by Lessee.
     Any breach committed by the Lessee of the obligations resulting from the provisions of the current deed, by operation of law, will result in the nullification of the lease, without prejudice to the Lessor’s right to claim damages, if the occasion arises.
     If the lease is encumbered with a mortgage or if building rights were established on the leased property, the Lessor only has the right to claim damages, in the event of a breach committed by the Lessee.
     Article 16: Mortgage
     The Lessor states that the leased property is free and unencumbered from any debt, entries, privileges and rights of mortgage, as well as from all incriminating transfers.
     Article 17: Release from ex officio entry
     The land and mortgage registrar is released from taking all ex officio entries pursuant to this deed, for whatever reason, after the executing notary public informed the parties of its bearing.
     Article 18: Residence
     To execute this deed, the parties choose the following residence: for the Lessee: in Geel, Cipalstraat 8; and for the Lessor, at the Provinciehuis, Koningin Elisabethlei 22, 2018 Antwerp.
     Article 19: VAT statement.
     The undersigned notary public confirms to have read aloud to the parties Art. 62, par. 2 and Art. 73, par. 1 of the value added tax code.
     Asked about its capacity as taxpayer regarding the value added tax, the Lessor explicitly stated that it IS subject to value added tax under VAT# BE 0207.725.597.
FINAL PROVISIONS.

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     1. CAPACITY.
     All appearing parties stated that they have the required capacity to perform the acts referred to in the current deed, and that they are not subject to protection measures or to limitations of the power to dispose of property.
     2. The appearing parties recognize that the notary public drew their attention to the right of freedom of each party to appoint a different notary public or to be assisted by legal counsel, in particular in the event of a conflict of interest or imbalanced conditions. Subsequently, the appearing parties stated that in their opinion there was no conflict of interest in this respect and that they deem all conditions included in the current deed to be balanced and that they accept them.
     The appearing parties also confirm that they have been duly informed by the notary public regarding the rights, obligations and mandates resulting from the current deed and that they received impartial advice from him.
     3. The executing notary public confirms that the parties’ identity was confirmed to him by means of the documents required by law and submitted by parties.
The natural persons whose national identification number was mentioned in this deed explicitly declare that they agree that this number be included in this deed and in all copies and certified copies which will be made of it.
     4. The parties acknowledge having received a draft of the current deed at least five business days prior to its execution, i.e. on October 19, 2010. Said deed was read aloud in full with respect to the statements included in Art. 12, first and second paragraph of the Organic Law on Notarial Practice, as well as the possible amendments made to the draft previously submitted. The complete deed was explained to the parties by me, the notary public.
     5. Entry fee: fifty Euros (€50.00).
     WHEREOF DEED, executed in Geel, at our office, on the above-mentioned date, and after complying with all of the above, signed by the parties and us, the notary public.
     [handwriting in margin:] last page [initials]
     [signatures]
[hw:] F2568/2010
[stamp:] Registered on [illegible]
[hw:] Four pages, [hw:] No deliveries
Reg. [hw:] 5 [illegible] [hw:] 583 [illegible] [hw:] 59 Box [hw:] 13
Received: [hw:] six hundred eighty-nine Euros And ten cents
(€689.10)                [signature]
                                THE SENIOR INSPECTOR
                               R. VAN TONGELEN

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